Exhibit 99.1

Pixelworks Reports Fourth Quarter 2012 Financial Results

SAN JOSE, Calif., January 31, 2013 -- Pixelworks, Inc. (NASDAQ:PXLW), a pioneer in innovative video and display processing technology, today announced financial results for the fourth quarter ended December 31, 2012.

Fourth quarter 2012 revenue was $13.6 million, compared to $16.3 million reported in the third quarter of 2012 and $16.8 million in the fourth quarter of 2011. The decline in revenue was primarily due to a weak macro environment across the Company's product lines.

On a GAAP basis, gross profit margin in the fourth quarter of 2012 was 48.6%, compared to 47.8% in the third quarter of 2012 and 47.1% in the fourth quarter of 2011. Fourth quarter 2012 GAAP operating expenses were $9.8 million, compared with $8.3 million in the previous quarter and $9.5 million in the fourth quarter of 2011. For the fourth quarter of 2012, the Company recorded a GAAP net loss of $3.6 million, or $0.19 per share, compared to a GAAP net loss of $0.4 million, or $0.02 per share, in the third quarter of 2012 and GAAP net loss of $2.0 million, or $0.11 per share, in the fourth quarter of 2011.

On a non-GAAP basis, fourth quarter 2012 gross profit margin was 49.9%, compared to 49.0% in the third quarter of 2012 and 48.0% in the fourth quarter of 2011. The improvement in gross margin was largely the result of a favorable product mix. Fourth quarter 2012 operating expenses on a non-GAAP basis were $9.2 million, compared to $7.7 million in the previous quarter and $9.0 million in the fourth quarter of 2011. Operating expenses in the third quarter of 2012 were positively impacted by a reimbursement credit to research and development expense related to a co-development partnership with a major customer, based on the achievement of certain milestones. Fourth quarter 2012 research and development expense did not include a reimbursement credit, however future reimbursement credits to research and development expense are anticipated in 2013 as additional milestones associated with the co-development partnership are achieved. The Company expects the product being developed under this co-development project to begin contributing significant revenue in 2014.

On a non-GAAP basis, net loss in the fourth quarter of 2012 was $2.8 million, or $0.15 per share, compared with net income of $0.3 million, or $0.02 per diluted share, in the third quarter of 2012 and a net loss of $1.3 million, or $0.07 per share, in the fourth quarter of 2011. Adjusted EBITDA in the fourth quarter of 2012 was negative $1.3 million, compared with positive $1.4 million in the previous quarter and positive $0.4 million in the fourth quarter of 2011.

“During 2012, we demonstrated the value of Pixelworks' video display technology and expertise through significant licensing engagements with key customers and partners” said Bruce Walicek, President and CEO of Pixelworks. “The recent introduction of our next-generation Video Display Processor, the PA168 for Ultra HD Displays, positions us to address the explosive growth opportunity as displays transition to higher resolutions.  During the course of 2013, we are focused on taking advantage of the growth in video consumption by applying our industry leading video display processing technology to deliver the highest quality video experience to displays of all sizes."

The Company will discuss the details of its business outlook for the first quarter of 2013 during its conference call scheduled for today, January 31, 2013, at 2:00 p.m. Pacific Time.

Conference Call Information
Pixelworks will host a conference call today at 2:00 p.m. Pacific Time, which can be accessed by calling 866-510-0708 and using passcode 61361354. A Web broadcast of the call can be accessed by visiting the Company's investor page at www.pixelworks.com. For those unable to listen to the live Web broadcast, it will be archived for approximately 30 days. A replay of the conference call will also be available through Thursday, February 7, 2013, and can be accessed by calling 888-286-8010 and using passcode 10001690.

About Pixelworks, Inc.
Pixelworks creates, develops and markets video display processing technology for digital video applications that demand the very highest quality images. At design centers around the world, Pixelworks engineers constantly push video performance to keep manufacturers of consumer electronics and professional displays worldwide on the leading edge. The company is headquartered in San Jose, CA.

For more information, please visit the company's Web site at www.pixelworks.com.

Note: Pixelworks and the Pixelworks logo are registered trademarks of Pixelworks, Inc.

Non-GAAP Financial Measures
This press release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share which exclude stock-based compensation expense, gain on sale of patents, gain on the sale of marketable securities and additional amortization of a non-cancelable prepaid royalty, all of which are required under GAAP. The press release also reconciles GAAP net loss and adjusted EBITDA which Pixelworks defines as GAAP net income before interest expense and other, net, income tax provision, depreciation and amortization, as well as the specific items listed above. The Company believes these non-GAAP measures provide a meaningful perspective on the Company's core operating results and underlying cash flow dynamics, but cautions investors to consider these measures in addition to, not as a substitute for, its consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Company's website.

Safe Harbor Statement
This release contains statements, including, without limitation, the statements in Bruce Walicek's quote that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: our ability to deliver new products in a timely fashion; our new product yield rates; changes in estimated product costs; product mix; supply of products from third-party foundries; failure or difficulty in achieving design wins; timely customer transition to new product designs; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; the success of our products in expanded markets; current global economic challenges; levels of inventory at distributors and customers; changes in the digital display and projection markets; changes in customer ordering patterns or lead times; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; insufficient, excess or obsolete inventory and variations in inventory valuation; the outcome of any litigation related to our intellectual property rights; and our lower cash position as a result of our debt repurchases. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially is included from time to time in the Company's Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2011 and subsequent SEC filings.
The forward-looking statements contained in this release speak as of the date of this release, and we do not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

- Financial Tables Follow -

PIXELWORKS, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data) (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2012	2012	2011	2012	2011
Revenue, net	$13,571	$16,285	$16,828	$59,710	$64,609
Cost of revenue (1)	6,979	8,497	8,908	29,862	34,242
Gross profit	6,592	7,788	7,920	29,848	30,367
Operating expenses:
Research and development (2)	6,247	4,702	5,375	20,757	22,906
Selling, general and administrative (3)	3,576	3,557	4,134	14,944	15,266
Total operating expenses	9,823	8,259	9,509	35,701	38,172
Loss from operations	(3,231)	(471)	(1,589)	(5,853)	(7,805)
Interest expense and other, net	(108)	(105)	(89)	(412)	(484)
Gain on sale of patents	—	—	—	—	1,600
Gain on sale of marketable securities	—	—	—	—	264
Total other income (expense)	(108)	(105)	(89)	(412)	1,380
Loss before income taxes	(3,339)	(576)	(1,678)	(6,265)	(6,425)
Provision (benefit) for income taxes	218	(176)	279	(571)	141
Net loss	$(3,557)	$(400)	$(1,957)	$(5,694)	$(6,566)
Net loss per share - basic and diluted	$(0.19)	$(0.02)	$(0.11)	$(0.31)	$(0.40)
Weighted average shares outstanding - basic and diluted	18,401	18,338	17,944	18,252	16,330
——————
(1) Includes:
Additional amortization of non-cancelable prepaid royalty	$135	$142	$120	$565	$441
Stock-based compensation	44	42	36	162	129
(2) Includes stock-based compensation	274	214	221	893	845
(3) Includes stock-based compensation	316	296	266	1,109	1,037

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands, except per share data) (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2012	2012	2011	2012	2011
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$6,592	$7,788	$7,920	$29,848	$30,367
Additional amortization of non-cancelable prepaid royalty	135	142	120	565	441
Stock-based compensation	44	42	36	162	129
Total reconciling items included in cost of revenue	179	184	156	727	570
Non-GAAP gross profit	$6,771	$7,972	$8,076	$30,575	$30,937
Non-GAAP gross profit margin	49.9%	49.0%	48.0%	51.2%	47.9%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$9,823	$8,259	$9,509	$35,701	$38,172
Reconciling item included in research and development:
Stock-based compensation	274	214	221	893	845
Reconciling item included in selling, general and administrative:
Stock-based compensation	316	296	266	1,109	1,037
Total reconciling items included in operating expenses	590	510	487	2,002	1,882
Non-GAAP operating expenses	$9,233	$7,749	$9,022	$33,699	$36,290
Reconciliation of GAAP and non-GAAP net income (loss)
GAAP net loss	$(3,557)	$(400)	$(1,957)	$(5,694)	$(6,566)
Reconciling items included in cost of revenue	179	184	156	727	570
Reconciling items included in operating expenses	590	510	487	2,002	1,882
Gain on sale of patents	—	—	—	—	(1,600)
Gain on sale of marketable securities	—	—	—	—	(264)
Tax effect of non-GAAP adjustments	(20)	28	7	—	—
Non-GAAP net income (loss)	$(2,808)	$322	$(1,307)	$(2,965)	$(5,978)
Non-GAAP net income (loss) per share - basic and diluted	$(0.15)	$0.02	$(0.07)	$(0.16)	$(0.37)
Non-GAAP weighted average shares outstanding - basic	18,401	18,338	17,944	18,252	16,330
Non-GAAP weighted average shares outstanding - diluted	18,401	19,105	17,944	18,252	16,330

* Our non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share differs from GAAP gross profit, GAAP operating expenses, GAAP net loss and GAAP net loss per share due to the exclusion of gain on the sale of patents, gain on the sale of marketable securities, stock-based compensation expense and additional amortization of a non-cancelable prepaid royalty. Pixelworks' management believes the presentation of non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share provides useful information to investors regarding Pixelworks' results of operations by allowing investors to better evaluate underlying cash flow dynamics. Pixelworks' management also uses each of these non-GAAP measures internally to better evaluate underlying cash flow dynamics. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands) (Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2012	2012	2011	2012	2011
Reconciliation of GAAP net loss and adjusted EBITDA
GAAP net loss	$(3,557)	$(400)	$(1,957)	$(5,694)	$(6,566)
Stock-based compensation	634	552	523	2,164	2,011
Additional amortization of non-cancelable prepaid royalty	135	142	120	565	441
Gain on sale of patents	—	—	—	—	(1,600)
Gain on sale of marketable securities	—	—	—	—	(264)
Tax effect of non-GAAP adjustments	(20)	28	7	—	—
Non-GAAP net income (loss)	$(2,808)	$322	$(1,307)	$(2,965)	$(5,978)
EBITDA adjustments:
Depreciation and amortization	$1,194	$1,193	$1,314	$4,735	$5,114
Interest expense and other, net	108	105	89	412	484
Non-GAAP provision (benefit) for income taxes	238	(204)	272	(571)	141
Adjusted EBITDA	$(1,268)	$1,416	$368	$1,611	$(239)

* Adjusted EBITDA differs from GAAP net loss due to the exclusion of gain on the sale of patents, gain on the sale of marketable securities, stock-based compensation expense, additional amortization of a non-cancelable prepaid royalty, interest expense and other, net, income tax provision (benefit) and depreciation and amortization. Pixelworks' management believes the presentation of adjusted EBITDA provides useful information to investors regarding Pixelworks' results of operations by allowing investors to better evaluate underlying cash flow dynamics and core operating results and are used by Pixelworks' management for these purposes. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

PIXELWORKS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	December 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$13,404	$15,092
Accounts receivable, net	3,772	4,557
Inventories	2,702	4,107
Prepaid expenses and other current assets	1,727	2,341
Total current assets	21,605	26,097
Property and equipment, net	6,283	7,366
Other assets, net	1,653	2,914
Total assets	$29,541	$36,377
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,224	$4,428
Accrued liabilities and current portion of long-term liabilities	8,666	8,247
Current portion of income taxes payable	207	212
Total current liabilities	11,097	12,887
Long-term liabilities, net of current portion	1,445	2,467
Income taxes payable, net of current portion	2,331	3,223
Total liabilities	14,873	18,577
Shareholders’ equity	14,668	17,800
Total liabilities and shareholders’ equity	$29,541	$36,377

Contacts:
Investor Contact
Shelton Group
Brett L Perry
P: +1-972-239-5119 ext 159
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Steven Moore
P: +1-408-200-9221
E: smoore@pixelworks.com